Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 10, 2007, among the new guarantors set forth on Schedule I attached hereto, (the “New Guarantors”), each of which is a subsidiary of Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Company”), and The Bank of New York, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of April 27, 2006 providing for the issuance of 8% Senior Notes due 2014 (the “Notes”);

WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantors hereby agree, jointly and severally with all existing Guarantors (if any), to provide an unconditional guarantee on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NOTICES. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.

5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

6. GOVERNING LAW. THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

9. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SENSATA TECHNOLOGIES FINANCE COMPANY, LLC

By:	/s/ Thomas Wroe
Name:	Thomas Wroe
Title:	Director

SENSATA TECHNOLOGIES, INC.

By:	/s/ Thomas Wroe
Name:	Thomas Wroe
Title:	Chief Executive Officer

SENSATA TECHNOLOGIES HOLDING COMPANY US B.V.

By:	/s/ Amaco Management Services B.V.
Name:	Amaco Management Services B.V.
Title:	Managing Director

SENSATA TECHNOLOGIES HOLDING COMPANY MÉXICO B.V.

By:	/s/ Amaco Management Services B.V.
Name:	Amaco Management Services B.V.
Title:	Managing Director

SENSATA TECHNOLOGIES DE MÉXICO, S. DE R.L. DE C.V.

By:	/s/ Thomas Wroe
Name:	Thomas Wroe
Title:	Director

SENSATA TECHNOLOGIES SENSORES E CONTROLES DO BRASIL LTDA.

By:	/s/ Thomas Wroe
Name:	Thomas Wroe
Title:	Director

SENSATA TECHNOLOGIES JAPAN LIMITED

By:	/s/ Thomas Wroe
Name:	Thomas Wroe
Title:	Director

SENSATA TECHNOLOGIES (KOREA) LIMITED

By:	/s/ Thomas Wroe
Name:	Thomas Wroe
Title:	Director

SENSATA TECHNOLOGIES HOLDING (KOREA) LIMITED

By:	/s/ Thomas Wroe
Name:	Thomas Wroe
Title:	Director

SENSATA TECHNOLOGIES MALAYSIA SDN. BHD.

By:	/s/ Thomas Wroe
Name:	Thomas Wroe
Title:	Director

SENSATA TECHNOLOGIES B.V.

By:	/s/ Amaco Management Services B.V.
Name:	Amaco Management Services B.V.
Title:	Managing Director

THE BANK OF NEW YORK as Trustee

By:	/s/ Isaura Tolentino
Name:	Isaura Tolentino
Title:	Assistant Vice President

Schedule I New Guarantors

Guarantor	Jurisdiction
Sensata Technologies Finance Company, LLC	(U.S. - Delaware)

Sensata Technologies, Inc.	(U.S. - Delaware)

Sensata Technologies Holding Company US B.V.	(Netherlands)

Sensata Technologies Holding Company México B.V.	(Netherlands)

Sensata Technologies de México, S. de R.L. de C.V.	(Mexico)[1]

Sensata Technologies Sensores e Controles do Brasil Ltda.	(Brazil)

Sensata Technologies Japan Limited	(Japan)

Sensata Technologies (Korea) Limited	(Korea)

Sensata Technologies Holdings (Korea) Limited	(Korea)

Sensata Technologies Malaysia Sdn. Bhd.	(Malaysia)

[1]

To become a guarantor under that certain Senior Subordinated Term Loan Agreement dated as of July 27, 2007 (the “Loan Agreement”) among the Company, Sensata Technologies Finance Company, LLC, a Delaware limited liability company, the guarantors from time to time party thereto, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Banc of America Bridge LLC, as syndication agent, Goldman Sachs Credit Partner L.P., as documentation agent, and the other parties named therein, within 30 days of the effective date of the Loan Agreement.